Exhibit 10.1
FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of June 28, 2023 (the “Effective Date”), by and between ARE-SAN FRANCISCO NO. 19 OWNER, LLC, a Delaware limited liability company (“Landlord”), and NURIX THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into that certain Lease Agreement dated as of July 8, 2021 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises commonly known as Suite 493 and consisting of approximately 19,320 rentable square feet (the “Premises”) in a building located at 455 Mission Bay Boulevard South, San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    Landlord has designated certain shared rooms on the first floor of the east wing of the Building (the “Hazardous Materials Storage Area”), for the storage of Hazardous Materials of tenants and licensees of the Project.
C.     Prior to the date hereof, Landlord allowed Tenant to use certain space within the Hazardous Materials Storage Area identified on Exhibit A attached hereto (“Tenant’s HazMat Storage Space”), for the storage of Tenant’s Hazardous Materials.
D.     Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease to, among other things, set forth the terms upon which Tenant has the right to continue to use Tenant’s HazMat Storage Space.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Tenant’s HazMat Storage Space. Commencing on the Effective Date, in connection with its use of the Premises, Tenant shall have the right to use Tenant’s HazMat Storage Space for the storage of Tenant’s Hazardous Materials. Tenant shall have all of the obligations under the Lease with respect to Tenant’s HazMat Storage Space as though Tenant’s HazMat Storage Space were part of the Premises (excluding the payment of Base Rent with respect thereto) including, without limitation, the surrender of Tenant’s HazMat Storage Space at the expiration or earlier termination of the Term in accordance with the requirements of Section 28 of the Lease. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of Tenant’s HazMat Storage Space. Landlord shall have no obligation to make any repairs or other improvements to Tenant’s HazMat Storage Space, and Tenant shall maintain the same, at Tenant’s sole cost and expense, during the Term. For avoidance of doubt, Landlord shall pay, as an Operating Expense, for all Utilities used in Tenant’s HazMat Storage Space, and Tenant shall pay its pro rata share of the charges for such Utilities.
2.Use. Tenant shall use the Hazardous Materials Storage Area in a manner that complies with all applicable Legal Requirements and any and all rules and regulations which may be reasonably adopted by Landlord from time to time, and Landlord shall provide Tenant with a minimum of 30 days’ advance written notice (which may be by email) of any new rules and regulations. Tenant shall comply with any schedule(s) which may be implemented by Landlord for access to and use of the Hazardous Materials Storage Area by all parties entitled to use the same. Tenant agrees to cause its employees who will have access to the Hazardous Materials Storage Area to complete all training programs, if any, reasonably mandated by Landlord relating to the use of the Hazardous Materials Storage Area.
Tenant shall use the Hazardous Materials Storage Area in a manner that will not interfere with the rights of any other tenants, other licensees or Landlord’s service providers. Landlord assumes no responsibility for enforcing Tenant’s rights or for protecting the Hazardous Materials Storage Area from interference or use from any person including, without limitation, other tenants or licensees of the Project. Any failure by Tenant to comply with the terms of this Section 2 or any rules and regulations reasonably adopted by Landlord with respect to the Hazardous Materials Storage Area that is not cured within 10 business days after written notice to Tenant shall constitute a Default under the Lease; provided that if the nature of Tenant’s default is such that it cannot be cured by the payment of money and reasonably requires more than 10 business days to cure, then Tenant shall not be deemed to be in Default if Tenant commences such cure within said 10 business day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice (taking into account any delays due to Force Majeure). Tenant’s rights to use the Hazardous Materials Storage Area shall automatically terminate upon the expiration or earlier termination of the Lease.
3.Section 1938 Disclosures. Section 41(p) of the Lease is incorporated herein as though set forth in full herein.
4.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
5.OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
6.Miscellaneous.
a.This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
c.This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
d.Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.
[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.
TENANT:
NURIX THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Christine Ring
Name:	Christine Ring
Its:	General Counsel

 X I hereby certify that the signature, name, and title
above are my signature, name and title
LANDLORD:
ARE-SAN FRANCISCO NO. 19 OWNER, LLC,
a Delaware limited liability company

By:	ARE-San Francisco No. 19 HoldCo, LLC,
a Delaware limited liability company,
managing member

By:	ARE-San Francisco No. 19 JV, LLC,
a Delaware limited liability company,
managing member

By:	ARE-San Francisco No. 19, LLC
a Delaware limited liability company,
managing member

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS Corp.,
a Maryland corporation,
general partner

By:	/s/ Kristen Childs
Kristen Childs
Vice President — Real Estate

    3